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EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Candela Corporation Amended and Restated 1998 Stock Plan (the "1998 Plan") for the registration of 400,000 shares of its common stock, of our report dated August 13, 2002 with respect to the consolidated financial statements and schedule of Candela Corporation included in its Annual Report (Form 10-K) for the fiscal year ended June 29, 2002 filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Boston, Massachusetts
March 3, 2003

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EXHIBIT 23.2 CONSENT OF INDEPENDENT AUDITORS